Exhibit 1.01

Best Buy Co., Inc.

Conflict Minerals Report

For The Year Ended December 31, 2021

This Conflict Minerals Report for Best Buy Co., Inc. (“Best Buy”, “we”, “us” or “our”) covers the reporting period from January 1, 2021 to December 31, 2021, and is presented in accordance with the Securities Exchange Act of 1934, Rule 13p-1 (the “conflict minerals law”).

This Report describes the design of our 2021 conflict minerals program and provides an account of how due diligence was applied to determine, to the best of our ability, the source, chain of custody and facilities used to process certain minerals used in Best Buy’s private label products in order to verify that no non-state armed groups in the Democratic Republic of the Congo (“DRC”) or an adjoining country (“covered country”) directly or indirectly benefitted. It is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and both documents are posted on our website at www.investors.bestbuy.com.

Overview of our Responsible Sourcing Program

Best Buy is committed to respecting human rights and the responsible sourcing of our private label products. We seek to ensure this commitment is fulfilled by engaging our direct suppliers and the smelters and refiners reported to be in our supply chain and, wherever possible, we further embed our commitment through contractual and policy requirements, including a supplier code of conduct that sets specific standards related to labor, health and safety, environmental practices, management systems and ethics, and includes provisions directly relating to the responsible sourcing of raw materials.

We recognize the immense complexity of globalized supply chains requires a collaborative approach to address shared challenges. To that end, Best Buy has a long history of engaging industry peers to develop, share and implement best practices that seek to mitigate supply chain risks. In 2018, Best Buy served as the chair of the Responsible Minerals Initiative (“RMI”), an organization whose mission is to provide its more than 400 members with tools and resources to make responsible sourcing decisions. In addition, we served as the chair of the RMI Smelter Engagement Team (“SET”) (2014-2021) and the co-chair of the China SET (2016-2021) to help guide outreach to smelters and refiners to better understand their sourcing practices and encourage their participation in a third-party audit program.

In 2021, we engaged 76 of our private label suppliers to conduct due diligence on the responsible sourcing of raw materials. The 76 suppliers collectively reported 309 tin, tungsten, tantalum, and gold facilities that may have processed the metals that were necessary to the functionality and/or production of our private label products. Of the 309 reported facilities, more than 79% have successfully completed a third-party audit that assessed their responsible sourcing policies and practices, or they are in the process of completing a third-party audit. For those facilities that had not committed to an audit, we conducted outreach to encourage their participation in an audit program or we requested their removal from our supply chain. While there are limitations to our program, such as having no contractual relationship with any smelters or refiners and having to rely on the information provided by several tiers of the supply chain which is challenging to verify, we are unable to confirm that any of the smelters and refiners reported to be in our supply chain sourced from mines that directly or indirectly financed or benefitted non-state armed groups in the DRC or an adjoining country.

Products

Best Buy is driven by its purpose to enrich lives through technology. We do this by leveraging our combination of tech and a human touch to meet our customers’ everyday needs, whether they come to us online, visit our stores or invite us into their homes. In 2021, we had operations in the U.S., Canada and Mexico.

We sell private label product categories, under brand names Insignia, Dynex, Rocketfish, Platinum, Best Buy Essentials, and Modal, collectively known as Exclusive Brands (“ExB”), in which we believe contain tin, tungsten, tantalum and/or gold and are therefore within scope of our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts include the following:

Product Category	Product Examples
Consumer Electronics	TVs, speakers, DVD players, sound bars, radio, etc.
Computing and Mobile Phones	Tablets, monitors, keyboards, mice, cables, chargers, etc.
Appliances	Shredders, coffee makers, toasters, blenders, etc.
Entertainment	Charging stations, power packs, steering wheel combo, etc.

Reasonable Country of Origin Inquiry

The DRC and its adjoining countries have massive reserves of tin, tantalum, tungsten and gold (collectively known as “3TG”), all of which are commonly used in the manufacturing of many consumer products. Occasionally, these minerals are illegally mined, transported, taxed and/or traded in the eastern DRC and surrounding areas by armed groups who use funds derived from these activities to fuel violence and commit human rights violations. As such, these minerals, regardless of where they are mined, are known as “conflict minerals.”

Pursuant to the conflict minerals law, we conducted a RCOI on the source of 3TG necessary to the functionality and/or production of our products (“necessary 3TG”) to determine whether any of the necessary 3TG originated in the DRC and its adjoining countries or were from recycled or scrap sources. As part of our RCOI process, we conducted the following activities:

∠

Reviewed past Minerals Reporting Templates ("MRTs"), utilized a 3TG risk assessment tool and consulted with our engineering team to identify 76 active, first-tier suppliers we knew or had reason to believe used necessary 3TG in the production of ExB products (“relevant suppliers”);

∠

Used the MRT created by the RMI to survey relevant suppliers, requesting the names of the facilities that processed the necessary 3TG they utilized and the country of origin from which the ores (i.e., unrefined minerals) were sourced;

∠

Reviewed information provided by the 76 relevant suppliers to determine the completeness and reasonableness of their responses and verified the processing facilities they identified by comparing against the list of known smelters and refiners as provided by RMI;

∠	Reviewed country of origin information available to Best Buy through our membership in RMI (member ID V1720151223); and
∠

Conducted additional research on the 3TG processing facilities identified by relevant suppliers, including direct contact and reviewing reports from media, government and civil society organizations, to augment the country of origin information gathered through MRTs and our membership in RMI.

Based on the results of our RCOI, we had reason to believe that some of the necessary 3TG used in ExB products may have been processed by facilities that sourced from the DRC or an adjoining country and may not have been from recycled or scrap sources. In compliance with the conflict minerals law, we then exercised due diligence on the source and chain of custody of the necessary 3TG processed by these facilities that conformed to an internationally recognized due diligence framework.

Due Diligence

To determine, to the best of our ability, the source and chain of custody of the necessary 3TG used in ExB products, we conducted due diligence on our supply chain. Our due diligence measures were developed to ascertain if the minerals originated from the DRC or an adjoining country and, if so, whether armed groups directly or indirectly benefited as a result. Additional measures were designed to mitigate risks identified through the implementation of our due diligence process.

Design of our Due Diligence Measures

Our due diligence process is designed to conform, in all material aspects given our downstream position in the supply chain, to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition and the related supplements on tin, tantalum, tungsten and gold (collectively, the “OECD Guidance”), an internationally recognized due diligence framework. In accordance with the OECD Guidance, the design of our due diligence includes, but is not limited to, the following:

1.

Maintaining a strong company management system through the adoption of a Conflict Minerals Policy, the implementation of a conflict minerals governance structure, applying supply chain controls and strengthened engagement with our suppliers.

2.

Identifying and assessing risks by identifying relevant suppliers to engage in our RCOI and due diligence efforts, determining a reasonable engagement approach to identify smelters and refiners in our supply chain and assess their sourcing practices, and reviewing and validating smelter information provided by suppliers to determine risks.

3.

Responding to identified risks by reporting to senior management the findings derived from our RCOI and due diligence efforts, designing training for relevant suppliers to improve their systems of transparency and control, and devising and implementing a risk mitigation strategy that seeks to ensure necessary 3TG in the supply chain are conflict-free.

4.	Supporting independent, third-party audits of smelters and refiners’ due diligence via our membership in and financial support of an industry association that developed a third-party audit program.

5.

Reporting on due diligence through our Specialized Disclosure and Conflict Minerals Report filed with the SEC and the inclusion of conflict minerals content in our annual Environmental, Social and Governance (ESG) report.

Due Diligence Measures Performed

We worked with RMI and industry peers to ensure the implementation of our company’s due diligence process was aligned with the OECD Guidance and complemented and amplified the industry’s approach. The primary objective of this alignment was to maximize the efficiency and effectiveness of our efforts to identify smelters and refiners and encourage their participation in RMI’s Responsible Minerals Assurance Process (“RMAP”) or an equivalent program, including the London Bullion Market Association’s (“LBMA”) Good Delivery program and the Responsible Jewellery Council’s (“RJC”) Chain of Custody program. For this reporting period, we performed the due diligence measures described below, many of which go beyond compliance, on the source and chain of custody of necessary 3TG in the ExB supply chain that we knew or had reason to believe originated from the DRC or Covered Countries and may not have been from recycled or scrap sources:

OECD Guidance Step 1: Maintaining a strong company management system

∠

We maintained a Conflict Minerals Policy (“Policy”) that specifically requires our suppliers to utilize smelters and refiners (“SORs”) who have successfully completed a third-party audit of their due diligence practices;

∠

The Policy, communicated to all ExB suppliers, also requires suppliers to have a conflict minerals policy, provide an annual MRT that identifies the SORs in their supply chain, and apply relevant aspects of the OECD Guidance to their sourcing practices. These requirements were assessed and reinforced when we conducted social compliance audits at supplier factories;

∠	Our Policy expectations were further reinforced through our supplier code of conduct and contract language that obliges our suppliers to meet Policy requirements;
∠

We maintained a conflict minerals governance structure comprised of an operations team and an executive committee that included the department heads from Legal, External Reporting, Corporate Responsibility, Exclusive Brands, Government Affairs, Supply Chain, Category Management, and

Communications and Public Affairs as well as a senior executive from Human Resources. The program is ultimately managed by our Chief Communications and Public Affairs Officer;
∠

We further strengthened our engagement with relevant ExB suppliers by providing training regarding the conflict minerals law, our policy requirements, and their role in supporting our RCOI and due diligence efforts; and

∠	We tracked our program performance across a set of Key Performance Indicators (“KPIs”) as detailed in the table below:
Conflict Mineral Program KPIs
Percent of relevant ExB suppliers who received training material	100%
Percent of products containing necessary 3TG that have had their supply chains surveyed	100%
Percent of relevant ExB suppliers who returned a MRT	100%
Percent of relevant ExB supplier who have a conflict minerals policy	93%

OECD Guidance Step 2: Identifying and assessing risks

∠

We surveyed relevant suppliers, via RMI’s Minerals Reporting Template, twice in 2021 to identify the SORs in the ExB supply chain. We required MRTs be completed at a product level from more than 51% of relevant suppliers in 2021, resulting in more accurate data;

∠

We reviewed data collected via our RCOI and due diligence efforts to determine if smelters in our supply chain may have been sourcing from a Covered Country and potentially directly or indirectly financed or benefited armed groups in the DRC or an adjoining country;

∠

We conducted outreach to smelters and refiners who had not been audited to determine their level of conformance to the RMI standard or another independent third-party standard and to encourage their participation in such a program;

∠

We directly engaged 5 smelters and refiners to assess their sourcing practices, request country of origin information and/or to better understand the challenges they face to demonstrate their alignment with the OECD Guidance via a third-party audit;

∠

We further assessed the level of risk posed by SORs reported to be in our supply chain via shared industry insights, media and other stakeholder reports, publicly available information, and the results of third-party audits, including audit programs from RMI, LBMA and RJC; and

∠	We also identified relevant suppliers that posed a risk of not complying with our contractual and policy requirements related to conflict minerals.

OECD Guidance Step 3: Responding to identified risks

∠

We continued to engage one factory that is responsible for reporting nearly all yet to be conformant smelters disclosed in this document to better understand their alignment with the OECD Guidance, discuss the steps they are taking to address yet to be conformant smelters reported to be in their supply chain, and check in periodically to monitor their progress and offer our support;

∠	We reported the findings of our RCOI and due diligence measures, the subsequent risks identified, and the risk mitigation strategies to the Executive Human Rights Committee;
∠

We designed, implemented, and monitored risk mitigation strategies for suppliers who did not comply with our Policy and SORs that had not successfully completed a third-party audit, including communications that reinforced our policy, providing additional training and support, and conducting audits which included corrective action plans;

∠

We served as the chair of the RMI SET and served as the co-chair of the China SET. Both entities conducted coordinated outreach to known smelters to encourage them to participate in the RMAP or an equivalent program;

∠	We helped smelters and refiners prepare for a RMAP audit and complete corrective action plans post-audit, as needed;
∠	We monitored progress on SORs who implemented post-audit corrective action plans through our membership in RMI to ensure improvements were made and the audit successfully passed;
∠	We took steps to disengage from 14 smelters in our supply chain who were assessed as high-risk due, in part, to their refusal to be transparent about their sourcing practices and locations; and
∠

We conducted 9 MRT validation audits. These audits assess the due diligence capabilities of key ExB suppliers, determine their level of compliance with our contract and policy requirements, support better understanding of their alignment with the OECD Guidance, and build their due diligence capacity to improve sourcing practices and the quality of data received from suppliers.

OECD Guidance Step 4: Supporting independent, third-party audits of smelter and refiners’ due diligence

∠	We contributed to the development and implementation of an effective smelter audit program through our membership in the RMI, which administers the Responsible Minerals Assurance Process audits;
∠	We attended the virtual RMI conference to gather best practices and collaborate with industry peers.

OECD Guidance Step 5: Reporting on due diligence

∠

We disclosed information regarding our due diligence efforts on the sourcing of 3TG via our Specialized Disclosure and the Conflict Minerals Report filed with the SEC and we will include information on our conflict minerals due diligence efforts in our fiscal 2022 Environmental, Social and Governance Report, which we intend to release in the summer of 2022.

Results of Due Diligence Performed

We conducted the due diligence process described above to identify SORs and ascertain source and chain of custody information for the necessary 3TG in our ExB supply chain. In 2021, more than 79% of the processing facilities reported by relevant suppliers have been found conformant to the RMI, LBMA, or RJC standard via an independent, third-party audit or they have committed to go through an audit. Nevertheless, based on our due diligence process and the subsequent information we gathered, we are unable to determine the origin of all the 3TG used in our products and whether armed groups directly or indirectly benefited. This is primarily due to incomplete information from suppliers who were unable to identify all the SORs used in their supply chain, often because of unwilling or inept upstream actors in their supply chain, company level MRTs in which we are unable to discern which of the reported SORs processed the necessary 3TG in our products, and the lack of transparency among smelters who have not yet been audited, in particular, gold refiners. Further complicating our ability to determine the origin of all the necessary 3TG is our downstream position in which we have no contractual relationship with upstream actors.

The decrease in the percentage of conformant smelters in our private label supply chain from ~98% in 2019 to ~82% in 2020 and 79% in 2021 is primarily attributable to a single factory. In response, we continued to engage the vendor and their factory to hold a series of calls to discuss our conflict minerals policy and program expectations. We remain engaged with this vendor and factory with regular calls to monitor their progress and offer our support and will do so until the non-conformant smelters have been audited or removed from the supply chain.

Of the 309 smelters and refiners provided by relevant ExB suppliers, we identified 40 for which we had reason to believe that at least a portion of the 3TG they processed may have originated in the DRC or an adjoining country and may not have been from recycled or scrap sources. All 40 of these processing facilities have been found conformant through RMAP or another independent, third-party audit program. Furthermore, we have not identified a supplier, smelter or refiner who we have reason to believe may be sourcing from the DRC or an adjoining country and directly or indirectly benefiting armed groups.

We are also aware that allegations, including violence perpetrated by security forces at source mines and ties to corrupt business entities in the sourcing of gold, have been leveled against a few of the smelters reported to be in our supply chain. We take these allegations seriously and we are monitoring third-party investigations and corrective actions taken by these smelters. Based on the results of these efforts, we may take additional action, up to and including the removal of these smelters from our supply chain.

Please see the table below for the status of facilities reported to us by relevant ExB suppliers and see Attachment A for the list of smelters and refiners, their location and the countries from where they source, which is provided in aggregate by metal.

Metal	# of SORs	Conformant (1)	Active or TI-CMC Member (1)	Unknown (1)
Gold	154	66%	3%	33%
Tantalum	37	100%	0%	0%
Tin	74	72%	9%	19%
Tungsten	44	95%	5%	0%
Totals	309	75%	4%	21%
(1)	Facility status is defined as the following:
Facility Status	Status Definition
Conformant	Facilities as of April 28, 2022 that conform with a third-party due diligence standard
Active or TI-CMC Member	Facilities that have committed to a RMAP audit or are participating in another independent third-party audit program
Unknown	Facilities for which we do not know to what degree they conform to the RMAP or another audit program’s standard

Future Steps to Optimize Our Due Diligence Efforts

Best Buy is committed to be a socially and environmentally responsible corporation and this commitment extends throughout the length of our value chain, from the sourcing of raw material to the responsible recycling of products. We recognize that this commitment is a journey and one that we cannot take on our own. This challenge is exacerbated given the complexity of our supply chain, which is, in essence, in a constant state of flux. As a result, we will continue to focus our efforts on collaborating across industries to improve the systems of transparency and control in our supply chain. We will also continue our engagement with relevant suppliers to build their knowledge, so they are able to provide more complete and accurate information on the source of conflict minerals in our ExB supply chain and, furthermore, to impress upon them our expectation that they also apply the OECD Guidance in good faith.

Steps we intend to take in 2022 include:

•	Continue to enhance the system used to store our MRT results to improve data analysis and reporting;
•	Continue to conduct MRT Validation audits at key supplier and leverage the learnings from these audits to update our training material that is delivered to all relevant suppliers;
•	Continue to participate in RMI meetings to gather best practices and collaborate with industry peers.

Attachment A

Many of the MRT responses we received from relevant suppliers provided data at a company level, meaning they provided the names of smelters and refiners they believe supplied 3TG for all the products they produced, not just the products they produced for Best Buy. Therefore, the processing facilities listed in the table below represent the smelters and refiners provided by our suppliers, but we do not have sufficient information to confirm whether these are the actual smelters that processed necessary 3TG used in our products. Additionally, we are unable to conclusively determine the country of origin information for our necessary 3TG but based on the data gathered from suppliers, processing facilities, public information and RMI, we believe that the sources may include the countries listed in the table below.

Metal	Processing Facility Name (2)	Location of Facility(2)	Facility Status (3)
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	Active
Gold	Augmont Enterprises Private Limited	INDIA	Active
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	SOLAR CHEMICALAPPLIED MATERIALS TECHNOLOGY (KUN SHAN)	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	Asahi Pretec Corp.	JAPAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Heraeus Germany GmbH Co. KG	GERMANY	Conformant

Gold	Cendres + Metaux S.A.	SWITZERLAND	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Bangalore Refinery	INDIA	Conformant
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Unknown
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Unknown
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Unknown
Gold	Pease & Curren	UNITED STATES OF AMERICA	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Unknown
Gold	Kundan Care Products Ltd.	INDIA	Unknown
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Unknown
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Unknown
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Unknown
Gold	Industrial Refining Company	BELGIUM	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	Unknown
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Active
Gold	Modeltech Sdn Bhd	MALAYSIA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hunan Yu Teng Non-Ferrous Metals Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Unknown
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Unknown
Gold	African Gold Refinery	UGANDA	Unknown
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	CGR Metalloys Pvt Ltd.	INDIA	Unknown
Gold	Sovereign Metals	INDIA	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Unknown
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Unknown
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Unknown
Gold	Caridad	MEXICO	Unknown
Gold	Sai Refinery	INDIA	Unknown
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Unknown
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Unknown
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Tantalum	NPM Silmet AS	ESTONIA	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant

Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET de Mexico	MEXICO	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	Meta Materials	NORTH MACEDONIA, REPUBLIC OF	Conformant
Tin	Yunnan Tin Company Limited	CHINA	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Conformant
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Conformant
Tin	PT Timah Nusantara	INDONESIA	Active
Tin	CV Venus Inti Perkasa	INDONESIA	Active
Tin	Super Ligas	BRAZIL	Active
Tin	PT Mitra Sukses Globalindo	INDONESIA	Active
Tin	PT Bukit Timah	INDONESIA	Active
Tin	PT Sukses Inti Makmur	INDONESIA	Active
Tin	Alpha	UNITED STATES OF AMERICA	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Fenix Metals	POLAND	Conformant
Tin	Minsur	PERU	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Dowa	JAPAN	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Unknown
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	PT Rajehan Ariq	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Active
Tin	PT Tommy Utama	INDONESIA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Precious Minerals and Smelting Limited	INDIA	Unknown
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Unknown
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Unknown
Tin	Modeltech Sdn Bhd	MALAYSIA	Unknown
Tin	Pongpipat Company Limited	MYANMAR	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Unknown
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	CV Ayi Jaya	INDONESIA	Unknown
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Conformant
Tungsten	GEM Co., Ltd.	CHINA	Conformant
Tungsten	Cronimet Brasil Ltda	BRAZIL	Conformant

Country of origin for the mined and recycled gold processed by the facilities listed above may include:

Andorra, Argentina,  Armenia, Australia, Austria, Azerbaijan, Bahamas, Belgium, Benin, Bolivia (Plurinational State of), Botswana, Brunei, Bulgaria, Brazil, Burkina Faso, Cameroon, Canada, Cayman Islands, Chile, China, Columbia, Croatia, Cuba[4], Cyprus, Czechia, Democratic Republic of the Congo, Denmark, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, French Guiana, Gambia, Georgia, Germany, Ghana, Greece, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Iran[4], Ireland, Israel, Italy, Ivory Coast, Japan, Jordan, Kazakhstan, Kenya, Kuwait, Kyrgyzstan, Laos, Latvia, Lebanon, Liberia, Liechtenstein, Lithuania, Luxembourg, Macau, Madagascar, Malaysia, Mali, Malta, Mauritania, Mauritius, Mexico, Monaco, Mongolia, Morocco, Mozambique, Namibia, Netherlands, New Caledonia, New Zealand, Nicaragua, Niger, Norway, Pakistan, Panama, Papua New Guinea, Paraguay, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russian Federation, Rwanda, San Marino, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, Slovenia, Solomon Islands, South Africa, South Korea, Spain, St. Vincent and Grenadines, Sudan, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom, United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam, Zimbabwe, Zambia

Country of origin for the mined and recycled tantalum processed by the facilities listed above may include:

Australia, Austria, Bolivia, Brazil, Burundi, Canada, China, Columbia, Democratic Republic of the Congo, Ethiopia, France, Germany, India, Indonesia, Ireland, Israel, Japan, Madagascar, Malaysia, Mozambique, Myanmar[4], Namibia, Netherlands, Nigeria, Russian Federation, Rwanda, Sierra Leone, South Korea, Spain, Switzerland, Thailand, United Kingdom, Uganda, Zimbabwe

Country of origin for the mined and recycled tin processed by the facilities listed above may include:

Angola, Argentina, Australia, Austria, Bangladesh, Belarus, Belgium, Benin, Bolivia, Brazil, Bulgaria, Burundi, Canada, Chile, China, Columbia, Croatia, Czechia, Cyprus, Democratic Republic of the Congo, Egypt, El Salvador, Estonia, Finland, France, Gabon, Germany, Ghana, Greece, Guinea, Hong Kong Hungary, Indian, Indonesia, Ireland, Israel, Italy, Japan, Jordon, Kazakhstan, Laos, Latvia, Lebanon, Libya, Lithuania, Luxembourg, Malaysia, Malta, Mexico, Mongolia, Morocco, Myanmar[4], Netherlands, New Zealand, Nigeria, Norway, Pakistan, Peru, Poland, Portugal, Philippines, Puerto Rico, Qatar, Romania, Russian Federation, Rwanda, Saudi Arabia, Serbia, Senegal, Singapore, Slovenia, South Africa, South Korea, Spain, Sudan, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Togo, Tunisia, Turkey, Ukraine, United Arb Emirates, United Kingdom, United States of America, Uganda, Venezuela, Vietnam, Yemen

Country of origin for the mined and recycled tungsten processed by the facilities listed above may include:

Australia, Austria, Belgium, Bolivia, Brazil, Burundi, Canada, China, Columbia, Chechia, Democratic Republic of the Congo, France, Germany, Guinea, Hong Kong, Ireland, Israel, Indonesia, Japan, Kazakhstan, Laos, Latvia, Malaysia, Mexico, United Arab Emirates,  Kingdom, United States of America, Uzbekistan, Vietnam, Zimbabwe

(2)Facility name and location as reported by the Responsible Minerals Initiative.

(3)Facility status is defined as the following:

Facility Status	Status Definition
Conformant	Facilities as of April 28, 2022 that conform with a 3rd party due diligence audit standard
Active	Facilities that have committed to a RMAP audit or are participating in another independent third-party audit program
Unknown	Facilities for which we do not know to what degree they conform to the RMAP or another audit program’s standard

 (4) Raw ore from these countries was substantially transformed, outside of the United States, in a third country, by non-U.S. citizen, before being incorporated into finished products.